SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 6, 2007
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Qing Lan Avenue, Economic and Technical Development Zone
Nan Chang City, Jiangxi Province
China, 330013
(Address of principal executive offices)

86-0791-2189878
(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On November 6, 2007, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Lushan Breeder Pig Farm Co., Ltd. (“Lushan”), a Peoples Republic of China company located in HuaLin Town of XingZi County in Jiangxi Province, Peoples Republic of China, Huaping Yang and Hongyun Luo (the “Sellers”), the holders of ninety percent (90%) of the issued and outstanding capital stock of Lushan.

Under the terms of the Stock Purchase Agreement, we agreed to purchase 90% of the issued and outstanding capital stock of Lushan (the “Shares”) from the Sellers for an aggregate purchase price of 20,112,020 Chinese yuan renminbi (RMB), equivalent to US $2,699,600 at a conversion rate of RMB 7.45 = US $1.00 (the “Purchase Price”). In addition, under the terms of the Stock Purchase Agreement, we will assume and satisfy at closing 4,919,980 RMB (equivalent to US $660,400 at the same conversion rate) of indebtedness owed by Lushan. After closing, we intend to assign the Shares to Nan Chang Best Animal Husbandry Co., Ltd, our wholly owned subsidiary.

The Stock Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 9, 2007, we consummated the transactions contemplated by the Stock Purchase Agreement as described in Item 1.01 above, which is incorporated herein by reference. As a result of this transaction, we now control the assets of Lushan, which is a breeder hog farm located in China’s Jiangxi province. Lushan owns approximately 2,000 breeder hogs and its facility is located on approximately 500 acres of developed land. We used cash on hand as of this date to complete this transaction.

Item 7.01. Regulation FD Disclosure

On November 7, 2007, Mr. Junhong Xiong, CEO of AgFeed stated, “We are comfortable with our previous guidance on revenue and net income for 2007 as a result of our sales and marketing of premix feed products.” The previous guidance to which Mr. Xiong referred was set forth in a power point presentation that was filed as Exhibit 99.1 to our Current Report on Form 8-K dated February 1, 2007. In the same press release, Mr. Xiong also stated that, “We expect our earnings growth to continue into 2008 with the addition of our hog farm business as well as broader market expansion of our feed business.”

A copy of this release is attached hereto as Exhibit 99.1. The information in this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of businesses acquired

The balance sheets of the Lushan Breeder Pig Farm Co., Ltd. as of December 31, 2006 and June 30, 2007 (unaudited) and the statements of operations and other comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 and for the six months ended June 30, 2007 (unaudited) are incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

Our unaudited pro forma combined financial statements as of September 30, 2007, for the nine months ended September 30, 2007 and the year ended December 31, 2006 are incorporated herein by reference to Exhibit 99.3 to this Current Report.

Our unaudited pro forma combined balance sheet as of September 30, 2007 and our unaudited pro forma combined statement of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 are incorporated herein by reference to Exhibit 99.3 to this Current Report, and are based on the historical financial statements of us and Lushan after giving effect to the transactions contemplated by the Stock Purchase Agreement.

The unaudited pro forma combined balance sheet as of September 30, 2007 is presented to give effect to the transactions contemplated by the Stock Purchase Agreement as if they occurred on September 30, 2007 and combines our historical balance sheet at September 30, 2007 and the historical balance sheet of Lushan at June 30, 2007. The accompanying pro forma combined statements of operations present our accounts and the accounts of Lushan for the nine months ended September 30, 2007 and for the year ended December 31, 2006 as if the transactions contemplated by the Stock Purchase Agreement occurred on January 1, 2006.

(d) Exhibits

The following exhibits are filed in accordance with Item 601 of Regulation S-B:

EXHIBIT INDEX

Exhibit No.	Description

10.1
Stock Purchase Agreement as of November 6, 2007 by and among AgFeed Industries, Inc., Lushan Breeder Pig Farm Co., Ltd. and Huaping Yang and Hongyun Luo, being the holders of ninety percent of the issued and outstanding shares of Lushan Breeder Pig Farm Co., Ltd.

99.1	Press Release dated November 7, 2007 announcing the acquisition of the Lushan Breeder Pig Farm Co., Ltd.

99.2
Combined balance sheets of Lushan Breeder Pig Farm Co., Ltd for the year ended December 31, 2006 and the six months ended June 30, 2007 (unaudited) and the combined statements of operations and other comprehensive loss, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 and for the six months ended June 30, 2007 and 2006 (unaudited).

99.3	Unaudited pro forma combined financial statements of AgFeed Industries, Inc. and Lushan Breeder Pig Farm Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	AGFEED INDUSTRIES, INC.

	By:	/s/ Junhong Xiong
Name: Junhong Xiong
Title: Chief Executive Officer